Exhibit 99.1

                       Information Regarding Joint Filers

Designated Filer of Form 4: Joseph Edelman

Date of Earliest Transaction Required to be Reported: January 4, 2007

Issuer Name and Ticker Symbol: Indevus Pharmaceuticals, Inc. (IDEV)

Names: Perceptive Life Science Master Fund Ltd. and Perceptive Advisors LLC

Address: c/o First New York Securities, LLC
         850 Third Avenue, 8th Floor
         New York, NY 10022

Signatures:

The undersigned, Perceptive Life Science Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Indevus Pharmaceuticals, Inc.


Perceptive Life Science Master Fund Ltd.     Perceptive Advisors LLC

By: Perceptive Advisors LLC,
    its investment manager


    By: /s/ James Mannix                     By: /s/ James Mannix
        ---------------------------------        -------------------------------
        Name: Joseph Edelman, by James           Name: Joseph Edelman, by James
        Mannix, attorney in fact                 Mannix, attorney in fact
        Title: Managing Member                   Title: Managing Member